THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE WHICH IS FOUR MONTHS FROM THE DATE OF THE ISSUANCE OF THE SECURITIES.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the _______ of December, 2006.

BETWEEN:	Brockton Capital Corp. (the "Company")
604 – 750 West Pender Street
Vancouver, British Columbia
V6C 2T7

AND:	_______________

WHEREAS:

A.             The Company is indebted to the Subscriber in the amount of $ ____________ (the “Outstanding Amount”); and

B.             The Subscriber has agreed to accept 20,000 shares of the Company’s common stock (the “Shares”), as payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Interpretation

1.1             In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2             Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2.	Acknowledgement of Indebtedness

2.1             The Company and the Subscriber acknowledge and agree that the Company is indebted to the
Subscriber in the amount of the Outstanding Amount.

3.	Payment of Indebtedness

3.1             As full and final payment of the Outstanding Amount, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

4.	Release

4.1             The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amount.

5.	Documents Required from Subscriber

5.1             The Subscriber must complete, sign and return to the Company two (2) executed copies of this Agreement.

5.2             The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

6.	Closing

6.1             Closing of the offering of the Shares (the "Closing") shall occur on or before December ____, 2006, or on such other date as may be determined by the Company (the "Closing Date").

7.	Acknowledgements of Subscriber

7.1             The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;

(c)	the Subscriber has received and carefully read this Agreement;

(d)

the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation;

(e)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the issuance of the Shares hereunder have been made available for inspection by the Subscriber and the Subscriber’s attorney and/or advisor(s);

(g)

the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement;

(h)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i)

the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of any of the Shares hereunder, and

	(ii)	applicable resale restrictions;

(j)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell any of the Shares under the Securities Act (British Columbia) (the "B.C. Act") and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission (the "BCSC");

(k)

the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus to issue the Shares and, as a consequence of acquiring the Shares pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation of British Columbia including statutory rights of rescission or damages, will not be available to the Subscriber;

(l)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board;

(m)	the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(n)

none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(o)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(p)	no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators;

(q)	there is no government or other insurance covering any of the Shares;

(r)

the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(s)

the statutory and regulatory basis for the exemption claimed for the offer and issuance of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(t)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

8.	Representations, Warranties and Covenants of the Subscriber

8.1             The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)

the Subscriber is resident in the jurisdiction out on the signature page of this Agreement and the issuance of the Shares to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)

the Subscriber is acquiring the Shares as principal for investment purposes only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute, either directly or indirectly, any of the Shares in the United States or to U.S. Persons;

(e)	the Subscriber is outside the United States when receiving and executing this Agreement;

(f)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(g)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(h)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(i)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(j)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(k)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(l)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(m)

the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(n)

the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(o)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(q)

the Subscriber (i) is able to fend for itself in the subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(r)	the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

(s)

the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(t)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(u)	no person has made to the Subscriber any written or oral representations,

	(i)	that any person will resell or repurchase any of the Shares,

	(ii)	that any person will refund the purchase price of any of the Shares,

	(iii)	as to the future price or value of any of the Shares, or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.2             In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9.	Acknowledgement and Waiver

9.1             The Subscriber has acknowledged that the decision to acquire the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10.	Piggyback Registration Rights

10.1             If the Company determines to proceed with the preparation and filing with the SEC of a registration statement (the "Registration Statement") relating to an offering for its own account or the account of others under the 1933 Act of any of its common shares, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or its then equivalents relating to equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to the Subscriber written notice of such determination and, if within thirty (30) days after receipt of such notice, the Subscriber shall so request in writing, the Company will cause the registration under the 1933 Act of the Shares (the "Registrable Securities"), provided that if at any time after giving written notice of its intention to register any of its common shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such common shares, the Company may, at its election, give written notice of such determination to the Subscriber and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Shares in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Shares for the same period as the delay in registering such other common shares. The Company shall include in such registration statement all or any part of the Shares provided however that the Company shall not be required to register any of the Shares that are eligible for sale pursuant to Rule 144(k) of the 1933 Act. Notwithstanding any other provision in this Section 10, if the Company receives a comment from the SEC which effectively results in the Company having to reduce the number of Registrable Securities included on such Registration Statement, then the Company may, in its sole discretion, reduce on a pro rata basis the number of Registrable Securities to be included in such Registration Statement, including the number of Shares.

10.2             In connection with each Registration Statement described in this Section 10, the Subscriber will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Subscriber to furnish to the Company a certified statement as to the number of shares of common stock beneficially owned by the Subscriber and the name of the natural person thereof that has voting and dispositive control over the Shares.

10.3             All fees and expenses incident to the performance of or compliance with the filing of the Registration Statement shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board or other exchange or quotation service on which the common stock of the Company is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the filing of the Registration Statement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the filing of the Registration Statement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, if applicable. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for hereunder, any legal fees or other costs of the Subscriber.

10.4             The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless the Subscriber, its officers, directors, agents and employees, and each person who controls the Subscriber (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein, or to the extent that such information relates to the Subscriber or the Subscriber's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Subscriber expressly for use in the Registration Statement, or in any amendment or supplement thereto or (ii) the use by the Subscriber of an outdated or defective Registration Statement after the Company has notified the Subscriber in writing that the Registration Statement is outdated or defective.

10.5             The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Subscriber's failure to comply with the prospectus delivery requirements of the 1933 Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading

(i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Subscriber to the Company specifically for inclusion in the Registration Statement or (ii) to the extent that such untrue statements or omissions are based solely upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein, or (iii) to the extent that such information relates to the Subscriber or the Subscriber's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Subscriber expressly for use in the Registration Statement or in any amendment or supplement thereto or (z) the use by the Subscriber of an outdated or defective Registration Statement after the Company has notified the Subscriber in writing that the Registration Statement is outdated or defective. In no event shall the liability of the Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation.

If a claim for indemnification hereunder is unavailable to either the Company or the Subscriber (in each case, an "Indemnified Party or Indemnified Parties", as applicable) (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Subscription, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this section, no Subscriber shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Subscriber from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by the Subscriber.

11.	Representations and Warranties will be Relied Upon by the Company

11.1             The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to acquire the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

12.	Resale Restrictions

12.1             The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

12.2             The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 12.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

13.	Legending and Registration of Subject Shares

13.1             The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

13.2             The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

14.	Collection of Personal Information

14.1             The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Agreement and completing this offering. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in this offering, including legal counsel, and may be included in record books in connection with this offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

15.	Costs

15.1             The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Shares shall be borne by the Subscriber.

16.	Governing Law

16.1             This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable herein.

17.	Survival

17.1             This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

18.	Assignment

18.1             This Agreement is not transferable or assignable.

19.	Execution

19.1             The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

20.	Severability

20.1             The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

21.	Entire Agreement

21.1             Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

22.	Notices

22.1             All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 11 and notices to the Company shall be directed to it at 650 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T7.

23.	Counterparts

23.1             This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name)

(address)

3.

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Shares is hereby accepted by BROCKTON CAPITAL CORP.

DATED at ___________________________________________ , the ____ day of ___________________, 2006.

BROCKTON CAPITAL CORP.

Per:	______________________________________
Authorized Signatory